CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Contour Medical, Inc. on Form S-1 of our reports dated April 4, 1996, on the financial statements of AmeriDyne Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Laney, Boteler & Killinger
LANEY, BOTELER & KILLINGER
May 30, 1996